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                                                                    Exhibit 23.3


                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation in Gaiam, Inc.'s Form S-1 Registration Statement of our report, which is dated May 24, 2000, on the audit of Real Goods Trading Corporation's financial statements as of and for the year ended March 31, 2000. We also consent to the referrance to our Firm under the heading "Experts" in the Prospectus.

                                        /s/ Moss Adams LLP

Santa Rosa, California
June 18, 2001